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                                  EXHIBIT 10.1

                                       TO

                                    FORM 10-Q

"[*]" = confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
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                   AMENDMENT TO THE FIRST AMENDED AND RESTATED
                                LICENSE AGREEMENT

                                     BETWEEN

                      THE UNIVERSITY OF TENNESSEE RESEARCH
                                   CORPORATION

                                       AND

                            RGENE THERAPEUTICS, INC.

To All Those Concerned:

                  This is an Amendment to the First Amended And Restated License Agreement between The University Of Tennessee Research Corporation and RGene Therapeutics, Inc. having an effective date of October 12, 1995 (the "Agreement"). UTRC and RGENE agree to amend the Agreement as of June 19, 1996, effective as of October 12, 1995, as stated below.

                  Section 2.7 is hereby amended to recite:

                  2.7 It is specifically acknowledged that i) UTRC licensed certain Technology to Argus Pharmaceuticals, Inc. ("Argus") through an agreement effective as of November 1, 1993; ii) that effective October 12, 1995, Argus Pharmaceuticals, Inc. changed its name to Aronex Pharmaceuticals, Inc. ("Aronex"); and iii) that Aronex and UTRC amended the November 1, 1993 Agreement though a First Amended and Restated License Agreement executed on December 6 and 8, 1995. It is also specifically acknowledged that Aronex, then Argus, granted RGENE a sublicense to its UTRC Technology through the Sublicense Agreement effective April 6, 1994.

                  Section 4.1 is hereby amended to recite:

                  4.1 As consideration for the license hereby granted to RGENE, including a license to the Technology licensed to Aronex by UTRC and sublicensed to RGENE as set forth above in Section 2.7, and which consideration shall be accepted by UTRC as including payment in full satisfaction of any consideration due UTRC by Aronex:

                  Section 4.1 C and 4.1 C (1) of the Agreement are hereby
amended to recite:
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                  C.      RGENE shall pay to UTRC Running Royalties in an amount
                          equal to [*] of all Net Sales by RGENE and Affiliate Sublicensees of Licensed Products that are covered by a claim of an issued and unexpired patent included within Licensed Patent Rights in the place of manufacture, use, or sale, provided:

                          (1) If, in order to manufacture or sell any Licensed Product covered by this Article 4.1C, RGENE or any Affiliate Sublicensees are required to obtain from one or more third parties who are not Affiliates other royalty bearing license(s) for additional drug delivery technology, the Running Royalty rate payable hereunder on Net Sales of that Licensed Product shall be reduced by [*] for each such license actually entered into by RGENE or an Affiliate Sublicensee, provided that in no event shall the Running Royalty rate be less than [*] of Net Sales and further provided that the reduced Running Royalty rate shall apply only to sales of that Licensed Product on which RGENE or an Affiliate Sublicensee actually owes and pays a royalty to a non-Affiliate third party.

                  Section 4.1 D and 4.1 D (1) of the Agreement are hereby amended to recite:

                  D. RGENE shall pay UTRC Running Royalties in an amount equal to [*] of all Net Sales of Licensed Products that are not covered by the provisions of Article 4.1C above by RGENE and Affiliate Sublicensees during each calendar quarter during the term of this Agreement, provided:

                          (1) If, in order to manufacture or sell any Licensed Product covered by this Article 4.1D, RGENE or any Affiliate Sublicensees are required to obtain from one or more non-Affiliate third parties other royalty bearing license(s) for additional drug delivery technology, the Running Royalty rate payable hereunder on Net Sales of that Licensed Product shall be reduced by [*] for each such license actually entered into by RGENE or an Affiliate Sublicensee, provided that in no event shall the Running Royalty rate be less than [*] of Net Sales and further provided that the reduced Running Royalty rate shall apply only to sales of that Licensed Product on which RGENE or an Affiliate Sublicensee actually owes and pays a royalty to a non-Affiliate third party.

                  Section 4.1 E of the Agreement is hereby amended to recite:

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[*]  Confidential Treatment Requested

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        E.      RGENE shall pay to UTRC Sublicense Fees and Royalties
                as follows:

                (1)       Sublicense Fees

                          For each sublicense and option to sublicense granted

                          hereunder, RGENE shall pay UTRC [*] of the net compensation received by RGENE. The term "net compensation" as used herein shall mean the gross compensation received by RGENE under such sublicenses less (a) running royalties and (b) any payment received by RGENE from the sublicensee for (i) purchase of Licensed Product from RGENE (the amount excluded hereunder not to exceed RGENE's direct out-of-pocket cost of manufacturing and shipping such Licensed Product) and (ii) services provided by RGENE to the sublicensee, directly or indirectly (the amount deducted hereunder not to exceed RGENE's direct out-of-pocket cost of providing such services).

                (2)       Sublicense Royalties

                          RGENE shall pay UTRC a Sublicense Royalty equal to [*] of the running royalties received from RGENE's sublicensees, RGENE shall be entitled to deduct from such Sublicense Royalty an amount equal to running royalties actually paid by RGENE to any non-Affiliate licensor (other than UTRC) for the Licensed Product that generated the Sublicense Royalty, provided that in no event shall the Sublicense Royalty paid to UTRC be so reduced by more than [*] and further provided that UTRC shall receive as a Sublicense Royalty not less than [*] nor more than [*] of the sublicensee's Net Sales of Licensed Product.

                (3) Notwithstanding the foregoing, UTRC will receive [*] of any compensation received by RGENE as a result of the License Agreement between RGENE and Pasteur Merieux Serums & Vaccins S.A. dated December 15, 1995, excluding sales of Licensed Product by RGENE to Pasteur Merieux Serums & Vaccins S.A. or its sublicensee (the amount excluded hereunder not to exceed RGENE's direct out-of-pocket cost of manufacturing and shipping such Licensed Product).

        Section 8.1 shall be amended to recite:

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                  8.1 In the event that UTRC, The University of Tennessee, M
McMaster, any of their directors, officers, or employees, or any individual named as an inventor of Licensed Patent Rights (hereinafter) "Indemnified Party" is charged with infringement of a patent by a third party or is made a party in any lawsuit (including but not limited to products liability actions) as a result of the manufacture, use, or sale of any Licensed Product under this Agreement or as a result of any obligation or activity of RGENE or its sublicensees under the Agreement or any sublicense, RGENE shall:

                      A. defend or settle, at RGENE's expense, any such claim of infringement or lawsuit;

                      B. assume all costs, expenses, damages and other obligations for payments incurred as a consequence of such charges of infringement or lawsuit; and

                      C. indemnify and hold such Indemnified Party harmless for any and all damages, losses, liability, and costs resulting from such charge of infringement or lawsuit.

                  Section 8.6 shall be amended to recite:

                  8.6. RGENE agrees to carry such liability insurance as would reasonably be expected of a company of RGENE's size and activities operating in the pharmaceutical industry. At all times during this the term of this Agreement, UTRC and McMaster shall be listed as an additional named insured on such liability insurance policy(ies). RGENE agrees to provide written evidence of such insurance upon request by UTRC or McMaster.

                  After 15.11, insert:

                  16.  ARBITRATION

                       Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or to prevent irreparable harm, or to enforce the provisions of this Article 16, in the event any dispute arises between any of the parties to this Agreement as to the validity, construction, enforceability or performance of the Agreement or any of its provisions, such dispute shall be settled by arbitration. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association with a panel of three (3) arbitrators. The Federal rules of discovery shall apply to the arbitration. The decision and judgment of the arbitrators may be entered and enforced in any court having jurisdiction thereof.
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         IN WITNESS WHEREOF, the parties hereto have caused the Agreement to have been amended and to be duly executed as of June 18, 1996 with an effective date of October 12, 1995.

RGENE THERAPEUTICS, INC.                       THE UNIVERSITY OF TENNESSEE
                                               RESEARCH CORPORATION

By:     /s/ Martin Lindenberg                  By:   /s/ Ann J. Roberson
        ----------------------------------           -------------------
Name:      Martin Lindenberg                   Name:    Ann J. Roberson
Title:     President and CEO                   Title:   President

Date:      June 19, 1996                       Date:    June 19, 1996
           -------------------------------              -------------
Approved by MCMASTER UNIVERSITY

By:           /s/ Ronald F. Childs
              ---------------------------
Name:               Ronald F. Childs
                    -------------------------
Title:              Vice President, Research
                    -------------------------
Date:               June 19, 1996
                    -------------------------

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